EXHIBIT 4.3
                        REGISTERED
                        TWO HUNDRED
                        MILLION
                        DOLLARS
                        ($200,000,000)


      AMERICAN STORES COMPANY

      7.50% DEBENTURE DUE MAY 1, 2037
      CUSIP 030096AH4

                        SEE REVERSE OF DEBENTURE
                        FOR CERTAIN DEFINITIONS

American Stores Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to



, or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) upon presentation and surrender of this Debenture, on the 1st day of May, 2037, at the office or agency of the Company maintained for that purpose in The City of New York or any other office or agency maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest on said principal sum at the rate of 7.50% per annum, in like coin or currency, in each case in immediately available funds, from the May 1 or November 1, as the case may be, next preceding the date hereof to which interest has been paid on the Debentures referred to on the reverse hereof (unless the date hereof is the date to which interest has been paid on such Debentures, in which case from the date hereof, or unless the date hereof is prior to November 1, 1997, in which case from May 2, 1997), semiannually on May 1 and November 1, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if this Debenture is dated after any April 15 and before the fol-lowing May 1, or after any October 15 and before the following November 1, then this Debenture shall bear interest from such following May 1 or November 1; provided, however, that if the Company shall default in the payment of interest due on such following May 1 or November 1, this Debenture shall bear interest from the next preceding May 1 or November 1 to which interest has been paid on such Debentures, or if no interest has been paid on such Debentures, then from May 2, 1997. The interest so payable on any May 1 or November 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of business on the April 15 prior to such May 1 or the October 15 prior to such November 1. If the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall then cease to be payable to the Holder on such record date by virtue of having been such Holder, and shall be paid to the person in whose name this Debenture is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) for the payment of such defaulted interest established by notice given by mail by or on behalf of the Company to Holders not less than 15 days preceding such subsequent record date.

      Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Debenture shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or any indenture supplement thereto, or become valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such In-denture.

DATED:


AMERICAN STORES COMPANY             [SEAL]

      BY:

      J. Greg Spencer               Victor L. Lund
      SENIOR VICE PRESIDENT,        CHAIRMAN OF THE BOARD AND
      TREASURER AND ASSISTANT       CHIEF EXECUTIVE OFFICER
      SECRETARY


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED
      AND REFERRED TO IN THE WITHIN-MENTIONED SENIOR INDENTURE.


      THE FIRST NATIONAL BANK OF CHICAGO,             [SEAL]
      TRUSTEE

            BY:
                  AUTHORIZED OFFICER


      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DE-POSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REP-RESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS DEBENTURE WILL NOT BE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY PRIOR TO MATURITY AND WILL NOT BE SUBJECT TO MANDATORY SINKING FUND PROVISIONS. THIS DEBENTURE WILL BE REDEEMABLE AT THE OPTION OF THE REGISTERED HOLDER HEREOF ON MAY 1, 2009, AT A REDEMPTION PRICE EQUAL TO THE PRINCIPAL AMOUNT OF THIS DEBENTURE, IN ACCORDANCE WITH THE TERMS AS SET FORTH ON THE REVERSE HEREOF.







                            AMERICAN STORES COMPANY
                                7.50% DEBENTURE
                                DUE MAY 1, 2037

      This Debenture is one of a duly authorized issue of unsecured, debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under the indenture dated as of May 1, 1995, executed between the Company and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee; to which indenture and all indentures supplemental thereto (herein collectively called the "Indenture") reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee. The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates and may otherwise vary as provided in the Indenture. This Debenture is one of a series designated as the "7.50% Debentures due May 1, 2037" of the Company (hereinafter referred to as the "Debentures"), limited in aggregate principal amount to $200,000,000. All Debentures of this series are Registered Global Securities to be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary with respect to this Debenture, and registered in the name of Cede & Co., the nominee of DTC. All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      The indebtedness evidenced by this Debenture is unsecured and will rank pari passu with all other unsecured and unsubordinated debt of the Company.


     This Debenture will not be subject to redemption at the option of the Company prior to maturity and will not be subject to any mandatory sinking fund provisions. This Debenture will be redeemable at the option of the registered holder hereof on May 1, 2009, at a redemption price equal to the principal amount of this Debenture. Interest due on May 1, 2009 will be payable on such date to holders at the close of business on April 15, 2009. To exercise the redemption option, the registered holder of this Debenture must deliver a notice of exercise of such option to the Company at the Corporate Trust Office of the Trustee (or such other location of which the Company shall notify holders) no earlier than March 2, 2009 and no later than March 31, 2009. Any such notice of exercise of the redemption option shall be irrevocable. The redemption option may be exercised by a holder for less than the entire principal amount of this Debenture held by such holder, so long as the principal amount that is to be redeemed is equal to $1,000 or any integral multiple thereof. So long as the Debentures are represented by a Registered Global Security held by or on behalf of DTC, and registered in the name of DTC or DTC's nominee, the redemption option may be exercised only by DTC or DTC's nominee, as registered holder on behalf of the beneficial owners of interests herein. Owners of beneficial interests herein who desire to have DTC or DTC's nominee exercise the redemption option on their behalf will be required to give timely notice to DTC through the participant in DTC through which such beneficial interest is held in accordance with the policies and procedures of DTC in effect at that time.

      Principal and interest payments in respect of this Debenture will be made in immediately available funds by the Company to DTC or its nominee, as the case may be, as the registered holder of this Debenture. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Debenture, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Company nor the Trustee will have any responsibility or liability for DTC's exercise of or failure to exercise the redemption option with respect to any of the Debentures on behalf of any holder of a beneficial interest herein, other than the Company's obligation to redeem this Debenture if such option is properly exercised by DTC or its nominee, as registered holder, in accordance with the procedures specified therefor.

      The provisions of Article Ten of the Indenture relating to defeasance shall apply to this Debenture, which provisions shall have the same effect as if set forth herein in their entirety.

      In case an Event of Default, as defined in the Indenture, shall occur and be continuing with respect to this Debenture, the principal amount of all Debentures outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be annulled by the Holders of a majority in principal amount of the Debentures outstanding.

      To the extent permitted by, and as provided in, the Indenture, indentures supplemental thereto may be entered into with the consent of the Company and with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of any series affected thereby. The Indenture also provides that the Holders of a majority in principal amount of the Securities of any series then outstanding may waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest or premium, if any, on any of the Securities.

      No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate, and in the cur-rency, herein prescribed.


     Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the De-positary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon any such transfer or exchange, a Debenture or Debentures of authorized denominations for a like aggregate principal amount and bearing a number not contemporaneously outstanding will be issued in exchange therefor. Such Debentures are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. Except as set forth below, this Debenture may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. If DTC is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debentures in certificated form in exchange for this Reg-istered Global Security. In addition, the Company may at any time determine not to have the Debentures represented by a Registered Global Security. In any such instance, owners of beneficial interests in this Debenture will be entitled to physical delivery of Debentures in certificated form equal in principal amount to such beneficial interest and to have such Debentures registered in their names. Debentures so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

      The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums so paid.

      No recourse shall be had for the payment of the principal of or the interest on this Debenture or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, shareholder, employee, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof. In the event of any sale or transfer of all or substantially all of the assets to a successor corporation, the predecessor corporation may be dissolved and liquidated as more fully set forth in the Indenture.

      Unless this certificate is presented by an authorized representative of DTC, a New York corporation, to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized rep-resentative of DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


The following abbreviations, when used in the inscription on the face of the instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM     --    as tenants in common
UNIF GIFT MIN ACT --               Custodian
                           (Cust)                    (Minor)


                        under Uniform Gifts
                        to Minors Act           (State)

TEN ENT     --    as tenants by the entireties
JT TEN      --    as joint tenants with rights of
               survivorship and not as tenants
               in common


    Additional abbreviations may also be used though not in the above list.


                               NOTICE OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE










     (Name and Address of Assignee, including zip code, must be printed or typewritten)



the within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing


                                                                  Attorney
to transfer said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:                              Signature
                              NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Debenture in every particular without alteration or enlargement or any change whatever. Signature must be guaranteed by an eligible guarantor institution participating in a Securities Transfer Association recognized signature guarantee program.